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Exhibit 10.37

November 27, 2006

Sunburst Electronic Manufacturing Solutions, Inc.
70 Pleasant Street
West Bridgewater, MA 02379

Attn. Andrew Chase

        This letter constitutes a thirty six month extension of the lease dated as of December 1, 2003 (the "Lease") between the above captioned Chase Corporation, as lessor, and Sunburst Electronic Manufacturing Solutions, Inc, as lessee, of certain Leased Premises situated at 70 Pleasant Street, West Bridgewater, Massachusetts. Terms used herein shall have the same meaning as in the Lease. Landlord and Tenant agree that the Lease is hereby extended for a thirty six month period commencing on December 1, 2006 and expiring on November 30, 2009. The foregoing extension shall be on the same terms and conditions as set forth in the Lease, all of which shall remain in full force and effect during the extension term provided by this agreement, with the following exceptions:

        (1)   the Base Monthly Rent payable by Lessee pursuant to section 3.1 of the Lease for the extension period shall be fourteen thousand eight hundred and seventy five dollars ($14,875); notwithstanding the foregoing, no base rent shall be payable for the month of December 2006 or the month of December 2007;

        (2)   Section 10.1 of the Lease is amended so as to provide that Tenant will be responsible for such insurance during the extension period and the words "Subject to Landlord's obligations under Section 10.1 hereof," as they appear in Section 16 of the Lease shall be eliminated;

        (3)   Section 15 of the Lease is amended so as to provide that Tenant shall be responsible for all real estate taxes and such other charges during the extension period which are currently assessed at $28,148 per annum and payable quarterly in four equal installments of $7,037 payable on August 1, November 1, February 1, and May 1. The first and last quarterly payments during the extension period shall be pro rated;

        (4)   Section 18 of the Lease is amended so as to delete the words "during the last six months of the Lease Term in the event Tenant shall not have effectively exercised its rights under section 24 hereof." The notice provision in Section 18 shall be changed to forty-eight (48) hours and Landlord agrees that if it makes a request for inspection or showing of the Leased Premises more than once per month, Tenant shall have the right to consent to additional inspections, which consent shall not be unreasonably withheld;

        (5)   The defined term "Major Repairs" as it appears in Section 8 of the Lease is hereby deleted and replaced with the following new definition:

  "Major Repairs" shall mean any singular repair or replacement which costs exceed $50,000; provided however, that with respect to the cooling system, a Major Repair shall be deemed to exist if either (i) a singular repair or replacement for the system exceeds $50,000 or (ii) multiple repairs or replacements of the system are required during the Lease term and such costs exceed in the aggregate $50,000; provided further that in any such circumstance relating to repairs or replacement of the cooling system, Tenant shall be responsible for the first $50,000 in costs and expenses and Landlord shall be responsible for all costs and expenses in excess of $50,000. Notwithstanding anything to the contrary contained herein, Tenant shall not be required to repair, upgrade or replace the cooling system nor shall Landlord be required to improve or upgrade the cooling system (but Landlord shall be required to make any repair to the system in excess of $50,000); and

        (6)   Section 32(a) is amended so as to delete the exclusion for existing signs. In this regard Tenant has entered into a separate agreement with Landlord with respect to Tenant's termination of its use of

Landlord's logo and trademark, which agreement supersedes the provisions of Section 32(a) of the Lease.

        Pursuant to Section 8, Landlord agrees to permit Tenant to make the repairs to the outside of the Leased Premises in accordance with the Exterior Building Repair List attached as Exhibit A hereto and to deduct the cost of such repairs from the Base Monthly Rent. An estimate of these costs, not to exceed $5,800, is attached hereto. Nothing contained herein shall affect the Landlord's ongoing obligation to make the repairs specified in Section 8 (c)(i) and (ii) of the Lease.

        Tenant represents that, other than the cooling system, to the best of its knowledge it is not aware of any other condition that currently exists which is likely to result in a Major Repair.

        IN WITNESS WHEREOF, the parties hereto have executed this agreement as an instrument under seal on the date set forth above.

LANDLORD: CHASE CORPORATION

By:
Title:
TENANT: SUNBURST ELECTRONIC MANUFACTURING SOLUTIONS, INC.
By:
Title:

Exhibit A

Exterior Building Repair List

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  On the South side of the building (main parking area), (2) white Aluminum divider panels are missing.

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  Black roof flashing over main entry door needs securing

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  Overhead Aluminum panels over both garage doors are missing. 1/2 a panel is present over old Blue door.

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  On the East side (back) of building, (2) Aluminum divider panels are partially torn from the building

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  Flashing over trash entry door is missing

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  Corner Aluminum flashing on the NE corner (near dumpster) is missing

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  On North side of building, Aluminum divider panel is missing

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  (2) Corner security light fixtures on North side of building (over cafeteria) are burnt out. Not a bulb problem

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  Siding panel on NW corner of building is missing

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  Outside steel door leading to dumpster is rotting out and should be replaced

Estimated Cost

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  Exhibit 10.37